As filed with the Securities and Exchange Commission on January 3, 2014
Registration Statement No. 333-193040

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHIQUITA BRANDS INTERNATIONAL, INC.
CHIQUITA BRANDS L.L.C.
(Exact name of registrant as specified in its charter)

New Jersey Delaware	0100 0100	04-1923360 31-1192704
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
550 South Caldwell Street
Charlotte, North Carolina 28202
(980) 636-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James Thompson, Esq.
Senior Vice President, General Counsel and Secretary
Chiquita Brands International, Inc.
550 South Caldwell Street
Charlotte, North Carolina 28202
(980) 636-5000
(704) 625-9006 (facsimile)
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications to:
Bridget C. Hoffman
Taft Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, Ohio 45202
(513) 381-2838
(513) 381-0205 (facsimile)

Approximate date of commencement of proposed exchange offer: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box."
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering."
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering."
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐
If applicable, please an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
7.875% Senior Secured Notes due 2021	$425,000,000	100%	$425,000,000	$54,740.00
Guarantees of 7.875% Senior Secured Notes due 2021(2)	N/A	N/A	N/A	N/A(3)
Total	$425,000,000	100%	$425,000,000	$54,740.00(4)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of registrant guarantors.
(3)	Pursuant to Rule 457(n) promulgated under the Securities Act, no separate filing fee is required for the registration of the guarantees.
(4)	Previously paid in connection with the original filing of the registration statement.

__________________________________
The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
BC Systems, Inc.	Delaware	100	86-0256967
CB Containers, Inc.	Delaware	100	31-1317631
Chiquita Fresh North America L.L.C.	Delaware	100	04-1348580
Fresh Express Incorporated	Delaware	100	94-2591533
Fresh International Corp.	Delaware	100	94-2258709
Transfresh Corporation	Delaware	100	94-1620943
V.F. Transportation, L.L.C.	Pennsylvania	100	25-1855820
Verdelli Farms Inc.	Pennsylvania	100	23-2063194

(1)The address and phone number of each registrant guarantor is c/o Chiquita Brands International, Inc., 550 South Caldwell Street, Charlotte, NC 28202, (980) 636-5000.

EXPLANATORY NOTE
The Registrants are filing this Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-4 (Registration No. 333-193040) (the “Registration Statement”) solely for the purpose of filing certain exhibits, as indicated on the exhibit index contained below. The prospectus contained in the Registration Statement is unchanged and has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.

Chiquita Brands International, Inc.

The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.
The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the director or officer of an improper personal benefit.
Article Nine of the registrant’s Third Restated Certificate of Incorporation (the “Certificate”) provides directors and officers with the right to indemnification and advancement of expenses to the fullest extent not prohibited by the New Jersey Business Corporation Act. Directors and officers of the registrant are indemnified generally against expenses and liabilities incurred in connection with any proceedings, including proceedings by or on behalf of the registrant, relating to their service to or at the request of the registrant. However, no indemnification may be made if a final adjudication establishes that a person’s acts or omissions (a) breached the person’s duty of loyalty to the registrant or its shareholders, (b) were not in good faith or involved a knowing violation of the law, or (c) resulted in receipt by the person of an improper personal benefit. Article Nine of the Certificate also limits the liability of the registrant’s directors and officers, to the fullest extent permitted by the New Jersey Business Corporation Act, to the registrant or its shareholders for monetary damages for breach of any duty, except in the situations set forth in (a) through (c) above.
In addition, the registrant has obtained liability insurance coverage for its directors and officers, which insures against liabilities that directors and officers may incur while acting in such capacities. These policies contain standard exclusions and endorsements.

The Delaware Limited Liability Companies

Delaware Limited Liability Company Act. Section 18-303(a) of the Delaware Limited Liability Company Act ("DLLCA") provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Chiquita Brands L.L.C.

The Certificate of Formation of Chiquita Brands L.L.C. does not contain any provision regarding the indemnification of managers, directors or officers. In addition to any rights acquired by any statute, agreement or vote of the managers, its Bylaws provide for indemnification of managers and officers unless any liability results from (i) any act or omission of such person that involves actual fraud or willful misconduct or (ii) any transaction from which such person derived improper personal benefit.

Chiquita Fresh North America L.L.C.,

The Certificate of Formation of Chiquita Fresh North America L.L.C. does not contain any provision regarding the indemnification of managers, directors or officers. In addition to any rights acquired by any statute, agreement or vote of the managers, its operating agreement provides for indemnification of managers and officers unless any liability results from (i) any act or omission of such person that involves actual fraud or willful misconduct or (ii) any transaction from which such person derived improper personal benefit.

The Delaware Corporations

Delaware General Corporation Law. Under the Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

BC Systems, Inc., Fresh Express Incorporated, and Transfresh Corporation

The Certificates of Incorporation of the above corporations do not contain provisions regarding the indemnification of directors or officers. In addition to any rights acquired by any statute, agreement or vote of the stockholders or disinterested directors, the Bylaws of the above corporations provide for indemnification of officers and directors to the extent permitted by the Delaware General Corporation Law.

CB Containers, Inc. and Fresh International Corp.

In addition to any rights acquired by any statute, agreement or vote of the stockholders or disinterested directors, the Certificate of Incorporation and Bylaws of the above referenced corporations provide for indemnification of officers and directors to the extent permitted by the Delaware General Corporation Law.

The Pennsylvania Limited Liability Company

Pennsylvania Limited Liability Company Law. Under Section 8945 of Pennsylvania's Limited Liability Company Law of 1994 (the "PLLCA"), subject to such standards and restrictions, if any, as are set forth in the operating agreement, a limited liability company may and shall have the power to indemnify and hold harmless any member or manager from and against any and all claims and demands whatsoever, except in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The certificate of organization or operating agreement may not provide for indemnification in the case of willful misconduct or recklessness. Indemnification may be granted for any action taken and may be made whether or not the company would have the power to indemnify the person under any other provision of law except as provided in Section 8945 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the company. Under the PLLCA, such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

V.F. Transportation, L.L.C.

The Certificate of Formation of V.F. Transportation, L.L.C. does not contain provisions regarding the indemnification of managers. Its Operating Agreement provides for indemnification of managers with respect to company matters, except for fraud, gross negligence, or an intentional breach of the Operating Agreement.

The Pennsylvania Corporation
Pennsylvania Business Corporation Law. Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law ("PABCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper. A Pennsylvania corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.
Section 1746 of the PABCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Verdelli Farms Inc.
The Certificate of Incorporation of Verdelli Farms Inc. does not contain provisions regarding the indemnification of directors or officers. In addition to any rights acquired by any statute, agreement or vote of the shareholders or directors, its Bylaws provide for indemnification of officers and directors to the extent permitted by the PABCL.

Item 21. Exhibits and Financial Statement Schedules.

Exhibits. See Index of Exhibits for a listing of all exhibits to this Registration Statement. In reviewing the agreements included as exhibits to this Registration Statement, please remember they are included to provide readers with information regarding their terms and are not intended to provide any other factual or disclosure information about any of the parties to the agreements. Agreements included as exhibits may contain representations and warranties by one or more of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•
may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and
•	were made only as of the date of the agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.
Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

* * * * * *
Item 22. Undertakings.
The undersigned registrants hereby undertake:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 3rd day of January, 2014.

CHIQUITA BRANDS INTERNATIONAL, INC.

By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President and Chief Accounting Officer
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

*	Chief Executive Officer and Director (Principal Executive Officer)	January 3, 2014
Edward F. Lonergan

/s/ Rick P. Frier	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 3, 2014
Rick P. Frier

/s/ Joseph B. Johnson	Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 3, 2014
Joseph B. Johnson

*	Chairwoman of the Board	January 3, 2014
Kerrii B. Anderson

*	Director	January 3, 2014
Howard W. Barker, Jr.

*	Director	January 3, 2014
Dr. Clare M. Hasler-Lewis

*	Director	January 3, 2014
Craig E. Huss

*	Director	January 3, 2014
Jeffrey N. Simmons

*	Director	January 3, 2014
Steven P. Stanbrook

*
Ronald V. Waters III	Director	January 3, 2014

* /s/ Rick P. Frier		January 3, 2014
By: Rick P. Frier, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 3rd day of January, 2014.

CHIQUITA BRANDS L.L.C.

By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President and Chief Accounting Officer
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

*	President and Chief Executive Officer	January 3, 2014
Edward F. Lonergan

/s/ Rick P. Frier	Senior Vice President and Chief Financial Officer	January 3, 2014
Rick P. Frier

/s/ Joseph B. Johnson	Manager	January 3, 2014
Joseph B. Johnson

*	Manager	January 3, 2014
Brian W. Kocher

*	Manager	January 3, 2014
R. Christopher Dugan

* /s/ Rick P. Frier		January 3, 2014
By: Rick P. Frier, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 3rd day of January, 2014.

BC SYSTEMS, INC.

By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President and Treasurer
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

*	President and Director	January 3, 2014
Christopher D. Hill

/s/ Rick P. Frier	Vice President	January 3, 2014
Rick P. Frier

/s/ Joseph B. Johnson	Vice President, Treasurer and Director	January 3, 2014
Joseph B. Johnson

*	Director	January 3, 2014
Brian W. Kocher

* /s/ Rick P. Frier		January 3, 2014
By: Rick P. Frier, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 3rd day of January, 2014.

CB CONTAINERS, INC.

By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President and Treasurer
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

*	President and Director	January 3, 2014
Mario Pacheco

/s/ Rick P. Frier	Vice President	January 3, 2014
Rick P. Frier

/s/ Joseph B. Johnson	Vice President, Treasurer and Director	January 3, 2014
Joseph B. Johnson

*	Vice President and Director	January 3, 2014
Brian W. Kocher

* /s/ Rick P. Frier		January 3, 2014
By: Rick P. Frier, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 3rd day of January, 2014.

CHIQUITA FRESH NORTH AMERICA L.L.C.

By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President and Treasurer
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

*	President and Manager	January 3, 2014
R. Christopher Dugan

/s/ Rick P. Frier	Vice President	January 3, 2014
Rick P. Frier

/s/ Joseph B. Johnson	Vice President, Treasurer and Manager	January 3, 2014
Joseph B. Johnson

*	Vice President and Manager	January 3, 2014
Brian W. Kocher

* /s/ Rick P. Frier		January 3, 2014
By: Rick P. Frier, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 3rd day of January, 2014.

FRESH EXPRESS INCORPORATED

By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President and Treasurer
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

*	President and Director	January 3, 2014
Christopher D. Hill

/s/ Rick P. Frier	Vice President	January 3, 2014
Rick P. Frier

/s/ Joseph B. Johnson	Vice President, Treasurer and Director	January 3, 2014
Joseph B. Johnson

*	Vice President and Director	January 3, 2014
Brian W. Kocher

* /s/ Rick P. Frier		January 3, 2014
By: Rick P. Frier, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 3rd day of January, 2014.

FRESH INTERNATIONAL CORP.

By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President and Treasurer
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

*	President and Director	January 3, 2014
Christopher D. Hill

/s/ Rick P. Frier	Vice President	January 3, 2014
Rick P. Frier

/s/ Joseph B. Johnson	Vice President, Treasurer and Director	January 3, 2014
Joseph B. Johnson

*	Vice President and Director	January 3, 2014
Brian W. Kocher

* /s/ Rick P. Frier		January 3, 2014
By: Rick P. Frier, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 3rd day of January, 2014.

TRANSFRESH CORPORATION

By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President and Treasurer
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

*	President and Director	January 3, 2014
Christopher D. Hill

/s/ Rick P. Frier	Vice President	January 3, 2014
Rick P. Frier

/s/ Joseph B. Johnson	Vice President, Treasurer and Director	January 3, 2014
Joseph B. Johnson

*	Vice President and Director	January 3, 2014
Brian W. Kocher

* /s/ Rick P. Frier		January 3, 2014
By: Rick P. Frier, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 3rd day of January, 2014.

VERDELLI FARMS, INC. V.F. TRANSPORTATION, L.L.C.

By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President and Treasurer
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

*	President and Director	January 3, 2014
Christopher D. Hill

/s/ Rick P. Frier	Vice President	January 3, 2014
Rick P. Frier

/s/ Joseph B. Johnson	Vice President, Treasurer and Director	January 3, 2014
Joseph B. Johnson

*	Vice President and Director	January 3, 2014
Brian W. Kocher

* /s/ Rick P. Frier		January 3, 2014
By: Rick P. Frier, Attorney in Fact

EXHIBIT INDEX
Index of Exhibits
As explained in more detail in Item 21, readers should note that exhibits are included to provide information about the terms of the agreements and are not intended to provide information about the parties to those agreements

Exhibit Number	Description
*3.1	Third Restated Certificate of Incorporation (Exhibit 1 to Form 8-A filed March 12, 2002)
*3.2	Restated Bylaws, as amended through September 21, 2007. (Exhibit 3.1 to Current Report on Form 8-K filed September 27, 2007)
**3.3	Certificate of Formation of Chiquita Brands L.L.C.
**3.4	Operating Agreement and Bylaws of Chiquita Brands L.L.C.
**3.5	Certificate of Formation of Chiquita Fresh North America L.L.C.
**3.6	Operating Agreement of Chiquita Fresh North America L.L.C.
**3.7	Certificate of Incorporation of CB Containers, Inc.
**3.8	Bylaws of CB Containers, Inc.
**3.9	Certificate of Incorporation of Fresh International Corp.
**3.10	Bylaws of Fresh International Corp.
**3.11	Certificate of Incorporation of Fresh Express Incorporated
**3.12	Bylaws of Fresh Express Incorporated
**3.13	Certificate of Incorporation of BC Systems, Inc.
**3.14	Bylaws of BC Systems, Inc.
**3.15	Certificate of Incorporation of Transfresh Corporation
**3.16	Bylaws of Transfresh Corporation

**3.17	Certificate of Incorporation of Verdelli Farms, Inc.
**3.18	Bylaws of Verdelli Farms, Inc.
**3.19	Certificate of Formation of V.F. Transportation, L.L.C.
**3.20	Operating Agreement of V.F. Transportation, L.L.C.
*4.1
Indenture, dated as of February 5, 2013 between the Issuers, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to $425 million aggregate principal amount of 7.875% Senior Notes due 2021 (Exhibit 4.1 to Current Report on Form 8-K filed February 8, 2013)

*4.2
Registration Rights Agreement, dated as of February 5, 2013 between the Issuers, the guarantors named therein and Merrill Lynch, Pierce Fenner & Smith, Incorporated, as representative of the Initial Purchasers of the Company’s 7.875% Senior Notes due 2021 (Exhibit 4.2 to Current Report on Form 8-K filed February 8, 2013)

**4.3	Security Agreement, dated as of February 5, 2013 between the Issuers, the guarantors named therein and Wells Fargo Bank, National Association, as trustee

**4.4	Intercreditor Agreement, dated as of February 5, 2013 between the Issuers, the guarantors named therein and Wells Fargo Bank, National Association, as trustee
5.1	Opinion of Taft Stettinius & Hollister LLP
5.2	Opinion of McCarter & English, LLP
*10.1
Credit Agreement dated as of February 5 , 2013, among Chiquita Brands International, Inc., Chiquita Brands L.L.C., certain financial institutions as lenders, and Wells Fargo Bank, National Association, as administrative agent, letter of credit issuer, swing line lender, lead arranger and bookrunner (Exhibit 10.1 to Current Report on Form 8-K filed February 8, 2013)

**12	Computation of Ratio of Earnings to Fixed Charges
**23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
**23.2	Consent of PricewaterhouseCoopers Audit SA, Independent Accountants, relating to financial statements of Danone Chiquita Fruits SAS
23.3	Consent of Taft Stettinius & Hollister LLP (incorporated in Exhibit 5.1)
23.4	Consent of McCarter & English, LLP (incorporated in Exhibit 5.2)
**24	Powers of Attorney (included in signature pages)
**25	Statement of Eligibility of Trustee
**99.1	Form of Letter of Transmittal
**99.2	Form of Letter to Clients
**99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

*	Incorporated by reference
**	Filed with original registration statement filed December 23, 2013